UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2004

ENTROPIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29807	68-0510827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

45926 Oasis Street, Indio, California 92201

(Address of principal executive offices, with zip code)

(760) 775-8333

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2004, the Company’s Board of Directors authorized the Company to enter into Indemnification Agreements with each of its directors and officers. The Indemnification Agreements are in furtherance of the indemnification provisions contained in the Company’s Certificate of Incorporation and Bylaws. The Indemnification Agreements provide, among other things, that the Company will indemnify such directors and officers to the fullest extent of the law against any and all losses, claims, damages, expenses and liabilities arising out of their service to, and activities on behalf of, the Company. The form of Indemnification Agreement is included in this report as Exhibit 10.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTROPIN, INC.

Date: September 17, 2004	By:	/s/ Thomas G. Tachovsky
Thomas G. Tachovsky
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1	Form of Indemnification Agreement between the Company and its directors and officers.